Estimated Revenue Growth - Fiscal Year Ending March 31 Note: FY 2007E includes unaudited actual results through September 30, 2006 28% 41%

Estimated Revenue Breakdown Note: FY 2007E includes unaudited actual results through September 30, 2006

Financial Model - Fiscal Year Ending March 31 Note: FY'07E includes unaudited actual results through September 30, 2006; Projected FY'07 and FY'08 exclude FAS123 (R) employee option charges

Balance Sheet (1) Working capital is current assets (including cash and cash equivalents) less current liabilities (2) Six months ended September 30, 2006 are unaudited (3) Assumes a $12.0 million offering less fees and expenses ($ in thousands)